                                      OPPENHEIMER RISING DIVIDENDS FUND, INC.
                                  (Formerly, Oppenheimer Quest Value Fund, Inc.)

                                           AMENDED AND RESTATED BY-LAWS
                                        (as amended through August 1, 2007)

                                                     ARTICLE I

                                                   STOCKHOLDERS

         Section 1.      Place of Meeting.  All meetings of the stockholders  shall be held at the principal office of the  Corporation  in the State of Maryland or at such other  place  within the United  States as may be fixed by the Board of Directors and stated in the notice of meeting.

         Section 2.      Annual  Meetings.  No annual  meeting of  stockholders  shall be held  unless  required by applicable law.

         Section 3.      Special or Extraordinary  Meetings.  Special or extraordinary meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board of  Directors,  if any, or by the  President
or by the Board of Directors,  and shall be called by the Secretary  upon receipt of the request in writing  signed by  stockholders  holding not less than one quarter in amount of the entire  capital  stock issued and  outstanding and entitled to vote  thereat.  Such request shall state the purpose or purposes of the proposed  meeting.  Special meetings  requested by  shareholders  need not be called unless (i) required by law and (ii) all  conditions to the calling of such special meeting required by law have been met.

         Section 4.      Notice  of  Meetings  of  Stockholders.  Not less  than ten  days'  and not more  than one hundred and twenty days'  written or printed  notice of every meeting of  stockholders,  stating the time and place thereof  (and the  general  nature of the  business  proposed  to be  transacted  at any  special or  extraordinary meeting),  shall be given to each  stockholder  entitled to vote thereat  either by mail or by presenting it to him personally  or by leaving it at his  residence or usual place of business.  If mailed,  such notice shall be deemed to be given when  deposited in the United States mail  addressed to the  stockholder at this post office address as it appears on the records of the Corporation, with postage thereon prepaid.

         No notice of the time,  place or purpose of any meeting of  stockholders  need be given to any stockholder who  attends in person or by proxy or to any  stockholder  who, in writing  executed  and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

         Section 5.      Record  Dates.  The Board of Directors  may fix, in advance,  a date,  not  exceeding  one hundred  and twenty days and not less than ten days  preceding  the date of any  meeting of  stockholders,  and not exceeding  one hundred  and twenty days  preceding  any  dividend  payment  date or any date for the  allotment  of rights,  as a record  date for the  determination  of the  stockholders  entitled  to notice of and to vote at such meeting,  or entitled to receive  dividend or rights,  as the case may be, and only  stockholders of record on such date shall be entitled to notice of and to vote at such  meeting to receive  such  dividend or rights,  as the case may be.
         Section 6.      Quorum,  Adjournment  of  Meetings.  The  presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the  Corporation  issued and outstanding and entitled to vote  thereat,  shall  constitute  a  quorum  at  all  meetings  of the  stockholders.  If at  any  meeting  of the stockholders  there shall be less than a quorum  present,  the  stockholders  present at such meeting may,  without further  notice,  adjourn  the same  from  time to time  until a quorum  shall  attend,  but no  business  shall be transacted at any such  adjourned  meeting  except such as might have been lawfully  transacted had the meeting not been adjourned.

         Section 7.      Voting and  Inspectors.  At all  meetings of  stockholders,  every  stockholder  of record entitled to vote thereat  shall be entitled to one vote for each share of stock  standing in his or her name on the books of the  Corporation  (and such  stockholders  of record holding  fractional  shares shall have  proportionate voting  rights as provided in the Articles of  Incorporation)  on the date for the  determination  of  stockholders entitled  to vote at such  meeting,  either  in  person  or by  proxy.  A proxy  may be given by or on  behalf of a stockholder in writing or by any electronic means,  including,  but not limited to, by telephone,  facsimile or via the  internet.  No proxy which is  attempted  to be used more than eleven  months after its date shall be accepted, unless such proxy shall, on its face, name a longer period for which it is to remain in force.

         All  elections  shall  be had  and  all  questions  decided  by a  majority  of the  votes  cast at a duly constituted  meeting,  except as otherwise  provided in the  Articles of  Incorporation  or in these  By-Laws or by
specific  statutory  provision   superseding  the  restrictions  and  limitations  contained  in  the  Articles  of
Incorporation or in these By-Laws.

         At any election of  Directors,  the Board of Directors  prior  thereto may, or, if they have not so acted, the chairman of the meeting,  may, and upon the request of the holders of ten per cent (10%) of the stock  entitled to vote at such  election  shall,  appoint  two  inspectors  of  election  who  shall  first  subscribe  an oath or affirmation  to execute  faithfully  the  duties of  inspectors  at such  election  with  strict  impartiality  and according to the best of their  ability,  and shall after the election make a certificate of the result of the vote taken.  No candidate for the office of Director shall be appointed such Inspector.

         The chairman of the meeting may cause a vote by ballot to be taken upon any  election or matter,  and such vote shall be taken upon the  request of the  holders of ten per cent (10%) of the stock  entitled  to vote on such election or matter.

         Section 8.      Conduct of  Stockholders'  Meetings.  The meetings of the  stockholders  shall be presided over by the Chairman of the Board,  if any, or, if he or she shall not be present,  by the  President,  or if he or she shall not be present,  by a Vice President,  or if none of them is present,  by a chairman to be elected at the meeting.  The Secretary of the Corporation,  if present,  shall act as secretary of such meetings,  or if he or she is not present,  as  Assistant  Secretary  shall so act: if neither the  Secretary  nor an  Assistant  Secretary is present, then the chairman of the meeting shall appoint its secretary.

         Section 9.      Concerning Validity of Proxies,  Ballots,  Etc. At every meeting of the stockholders,  all proxies  shall be received and taken in charge of and all ballots  shall be received and canvassed by the secretary of the meeting,  who shall decide all questions  touching the qualification of voters,  the validity of the proxies and the  acceptance or rejection of votes,  unless  inspectors of election shall have been appointed as provided in
Section 7, in which event such inspectors of election shall decide all such questions.

                                                    ARTICLE II

                                                BOARD OF DIRECTORS

         Section 1.      Number  and  Tenure of Office.  The  business  and  affairs  of the  Corporation  shall be conducted and managed by a Board of Directors  consisting of that number of Directors  specified in the Articles of
Incorporation  of the  Corporation  as  originally  filed which number may be increased or decreased as provided in
Section 3 of this  Article.  Each  director  shall hold office until his  successor is duly elected and  qualifies.
Directors need not be stockholders.

         Section 2.      Vacancies.  Subject to the provisions of the  Investment  Company Act of 1940 or any rule, regulation or order  thereunder  (collectively,  the "1940 Act"),  in case of any vacancy in the Board of Directors through death, resignation,  removal, or other cause a majority of the remaining Directors,  although such majority is less than a quorum,  by an affirmative  vote, may elect a successor to hold office until the next meeting of the stockholders of the Corporation or until his successor is duly elected and qualifies.

         Section 3.      Increase or Decrease in Number of  Directors;  Removal,  Resignation  and  Retirement  of
Directors.  Subject to the 1940 Act, the Board of  Directors,  by the vote of a majority of the entire  Board,  may increase the number of Directors to a number not exceeding  fifteen,  and may elect directors to fill the vacancies created  by any such  increase  in the  number  of  directors  and to hold  office  until the next  meeting  of the stockholders  called for the  purpose of  electing  directors  and until  their  successors  are duly  elected  and qualify.  The Board of Directors,  by the vote of a majority of the entire Board, may likewise  decrease the number of  Directors to a number not less than three,  but the tenure of office of any  director  shall not be affected by any such  decrease  made by the Board.  Any  director  may at any time be removed  either with or without  cause by resolution  duly adopted by the  affirmative  votes of the holders of a majority of the shares of the capital stock of the Corporation  present in person or by proxy at any meeting of stockholders  provided that a quorum is present or by such larger vote as may be required by Maryland  law.  Any  director  may at any time be removed for cause by resolution  duly adopted at any meeting of the Board of Directors  provided that notice thereof is contained in the notice of such meeting and that such  resolution  is adopted by the vote of at least two thirds of those  directors whose  removal is not  proposed.  As used herein "for cause"  shall mean any cause which under  Maryland  law would permit the removal of a director  elected by  cumulative  voting.  Any  director may resign or retire as a director by written  instrument  signed by him and  delivered to the other  directors or to any officer of the  Corporation, and such  resignation  or  retirement  shall take effect upon such delivery or upon such later date as is specified in such  instrument  and shall be effective  as to the  Corporation.  Notwithstanding  the  foregoing,  any and all directors  shall be subject to the  provisions  with respect to mandatory  retirement  set forth in the  Retirement
Plan for Non-Interested  Trustees or Directors adopted by the Corporation,  as the same may be amended from time to time.

         Section 4.      Place of Meeting.  The Directors  may hold their  meeting,  have one or more offices,  and keep the books of the  Corporation  outside the State of Maryland,  at any office or offices of the  Corporation or at any other place as they may from time to time by  resolution  determine,  or, in the case of meetings,  as shall be specified or fixed in the respective notices or waivers of notice thereof.
         Section 5.      Regular  Meetings.  Regular  meetings of the Board of Directors shall be held at such time and on such notice, if any, as the Directors may from time to time determine.

         Section 6.      Special  Meetings.  Special  meetings of the Board of  Directors  may be held from time to time  upon  call of the  Chairman  of the  Board of  Directors,  if any,  or the  President  or a  majority  of the
Directors,  by oral or  telegraphic  or written  notice duly served on or sent or mailed to each  Director not less than one day before  each such  meeting.  No notice need be given to any  Director  who attends in person or to any
Director  who,  in writing  executed  and filed with  records of the  meeting  either  before or after the  holding thereof,  waives  such  notice.  Such  notice or waiver of notice  need not state the  purpose or  purposes of such meeting.

         Section 7.      Quorum.  One-third  of the entire  Board of  Directors  shall  constitute a quorum for the transaction  of business,  provided  that a quorum shall in no case be less than two  Directors.  If at any meeting of the Board there shall be less than a quorum  present,  a majority of those  present may adjourn the meeting from time to time until a quorum  shall have been  obtained.  The action of a majority of the  Directors  present at any meeting  at which  there is a quorum  shall be the  action of the Board of  Directors,  except as may be  otherwise specifically provided by statute, by the Articles of Incorporation, or, these By-Laws.

         Section 8.      Executive  Committee.  The Board of Directors may, in each year, by the  affirmative  vote of a majority of the entire Board,  appoint from the Directors an Executive  Committee to consist of such number of
Directors  (not less than  three) as the Board  may from time to time  determine.  The Board of  Directors  by such affirmative  vote shall have power at any time to change the members of such  Committee  and may fill  vacancies in the  Committee by  appointment  from the  Directors.  When the Board of Directors is not in session,  the Executive
Committee  shall have and may exercise any or all of the powers of the Board of Directors in the  management of the business  and affairs of the  Corporation  (including  the power to  authorize  the seal of the  Corporation  to be affixed to all papers  which may require it) except as provided by law.  The  Executive  Committee  may fix its own rules of  procedure,  and may meet when and as provided by such rules or by  resolution  of the Board of Directors, but in every case the  presence of a majority  shall be necessary  to  constitute  a quorum.  In the absence of any member of the Executive  Committee,  the members thereof  present at any meeting,  whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

         Section 9.      Other  Committees.  The Board of Directors,  by the affirmative  vote of a majority of the entire  Board,  may appoint other  committees  which shall in each case consist of such number of members (not less than two) and shall have and may exercise,  to the extent  permitted by law, such powers as the Board may determine in the resolution  appointing  them. A majority of all members of any such committee may determine its action,  and fix the time and place of its  meetings,  unless  the Board of  Directors  shall  otherwise  provide.  The Board of
Directors  shall have power at any time to change the members  and, to the extent  permitted  by law, the powers of any such committee, to fill vacancies, and to discharge any such committee.

         Section 10.     Informal  Action by  Directors  and  Committees:  Any action  required or  permitted to be taken at any meeting of the Board of Directors or any Committee  thereof may,  except as otherwise  required by the
1940 Act,  be taken  without a meeting if a written  consent to such  action is signed by all members of the Board, or of such  committee,  as the case may be and filed with the minutes of the  precedings of the Board or committee.
Subject to the 1940 Act,  members of the Board of Directors or a committee  thereof may participate in a meeting by means of a conference,  telephone or similar  communications  equipment if all persons participating in the meeting can hear each other at the same time.

         Section 11.     Compensation of Directors.  Directors shall be entitled to receive such  compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.

         Section 12.     Substitute  Member.  The members of any committee  present at any meeting,  whether or not they constitute a quorum, may appoint a Director to act in the place of an absent member.

         Section 13.     Mandatory  Redemption.  The Board of Directors may cause the redemption of the shares held in any account if the  aggregate  net asset  value of such shares  (taken at cost or value,  as  determined  by the
Board) is less than $500 or such  lesser  amount as the  Board may fix,  upon such  notice to the  shareholders  in question,  with such  permission to increase the investment in question and upon such other terms and conditions as may be fixed by the Board in accordance with the 1940 Act.

         Section 14.     Organizational  Expenses.  In the  event  that  any  person  advances  the  organizational expenses of the  Corporation,  such advances  shall become an obligation of the  Corporation  subject to such terms and  conditions as may be fixed by, and on a date to be fixed by, or determined in accordance  with criteria  fixed by the Board, to be amortized over a period or periods to be fixed by the Board.

                                                    ARTICLE III

                                                     OFFICERS

         Section 1.      Executive  Officers.  The  executive  officers of the  Corporation  shall be chosen by the
Board of Directors.  These may include a Chairman of the Board of Directors  and shall include a President,  one or more  Vice-Presidents  (the  number  thereof  to be  determined  by the  Board  of  Directors,  a  Secretary  and a
Treasurer.  The  President  shall be selected  from among the  Directors.  The Board of Directors or the  Executive
Committee may also in its discretion  appoint  Assistant  Secretaries,  Assistant  Treasurers,  and other officers, agents  and  employees,  who shall  have such  authority  and  perform  such  duties as the Board or the  Executive
Committee  may  determine.  The Board of  Directors  may fill any vacancy  which may occur in any  office.  Any two offices,  except those of  President  and Vice  President,  may be held by the same  person,  but no officer  shall execute,  acknowledge or verify any instrument in more than one capacity,  if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

         Section 2.      Term of  Office.  The term of  office  of all  officers  shall be until  their  respective successors  are chosen and  qualify;  however,  any officer may be removed  from office at any time with or without cause by the vote of a majority of the entire Board of Directors.

         Section 3.      Powers and Duties.  The officers of the  Corporation  shall have such powers and duties as generally  pertain to their respective  offices,  as well as such additional  powers and duties as may from time to time be conferred by the Board of Directors or the Executive Committee.

                                                    ARTICLE IV

                                                   CAPITAL STOCK

         Section 1.      Certificates  of  Shares.  Each  stockholder  shall  be  entitled  to a stock  certificate evidencing  his  interest  in the  Corporation  in such  form as the  Board  of  Directors  may  from  time to time prescribe.  No  certificate  shall be valid unless it is signed by the Chairman of the Board of Directors,  if any, or the  President  or a  Vice-President  and  countersigned  by the  Secretary  or an  Assistant  Secretary  or the
Treasurer or an Assistant  Treasurer of the  Corporation  and sealed with its seal.  The  signatures  may be either manual  or  facsimile  signatures  and the seal may be either  facsimile  or any  other  form of seal.  In case any officer  who has  signed any  certificate  ceases to be an officer of the  Corporation  before the  certificate  is issued,  the certificate may  nevertheless be issued by the Corporation  with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

         Section 2.      Transfer of Shares.  Shares of the  Corporation  shall be transferable on the books of the
Corporation  by the holder  thereof in person or by his duly  authorized  attorney  or legal  representative,  upon surrender  and  cancellation  of  certificates,  if any,  for the same  number of shares  of the same  class,  duly endorsed or accompanied by proper  instruments of assignment and transfer,  with such proof of the  authenticity of the signature as the  Corporation or its agents may reasonably  require;  in the case of shares not  represented by certificates; the same or similar requirements may be imposed by the Board of Directors.

         Section 3.      Stock Ledgers.  The stock ledgers of the  Corporation,  containing the names and addresses of the  stockholders and the number of shares held by them  respectively,  shall be kept at the principal office of the  Corporation  or, if the  Corporation  employs a transfer  agent,  at the office of the  transfer  agent of the
Corporation.  The stock  ledger  may be in  written  form or in any other  form  which  can be  converted  within a reasonable time into written form for visual inspection.

         Section 4.      Lost,  Stolen or Destroyed  Certificates.  The Board of  Directors or Executive  Committee
may determine the conditions  upon which a new  certificate of stock of the  Corporation of any class may be issued in place of a certificate  which is alleged to have been lost,  stolen or destroyed;  and may, in their discretion, require the owner of such  certificates or his legal  representative  to give bond,  with sufficient  surety to the
Corporation  and the transfer  agent,  if any, to indemnify it and such Transfer  Agent against any and all loss or claims  which may arise by reason  of the  issue of a new  certificate  in the place of the one so lost,  stolen or destroyed.

                                                     ARTICLE V

                                                  CORPORATE SEAL

         The  Board  of  Directors  shall  provide  a  suitable  corporate  seal,  in such  form and  bearing  such inscriptions as it may determine.

                                                    ARTICLE VI

                                                    FISCAL YEAR

         The fiscal year of the Corporation shall be fixed from time to time by the Board of Directors.

                                                    ARTICLE VII

         The By-Laws of the Corporation  may be altered,  amended,  added to or repealed by the  stockholders or by majority vote of the entire Board of Directors;  but any alteration,  amendment,  addition or repeal of the By-Laws by action of the Board of Directors may be altered or repealed by the stockholders.